AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 24, 2003

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              FORM S-8 AND FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        BIO-REFERENCE LABORATORIES, INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

         NEW JERSEY                                   22-2405059
 ------------------------------             --------------------------------
(STATE OR OTHER JURISDICTION OF             (IRS EMPLOYER IDENTIFICATION NO.
INCORPORATION OR ORGANIZATION)

            481 EDWARD H. ROSS DRIVE, ELMWOOD PARK, NEW JERSEY    07407
            -----------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)     (ZIP CODE)

                        BIO-REFERENCE LABORATORIES, INC.
                       1989 EMPLOYEES' STOCK OPTION PLAN,
                   2000 EMPLOYEE INCENTIVE STOCK OPTION PLAN,
                 2003 EMPLOYEE INCENTIVE STOCK OPTION PLAN, AND
               NONPLAN EXECUTIVE, CONSULTANT AND DIRECTOR OPTIONS
               --------------------------------------------------
                            (FULL TITLE OF THE PLAN)

          MARC D. GRODMAN, PRESIDENT, BIO-REFERENCE LABORATORIES, INC.
            481 EDWARD H. ROSS DRIVE, ELMWOOD PARK, NEW JERSEY 07407
            --------------------------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (201) 791-2600
                                 --------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: UPON EXERCISE OF THE OPTIONS GRANTED UNDER THE STOCK OPTION PLANS AND THE NONPLAN OPTIONS BUT IN NO EVENT PRIOR TO THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. |_|

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. |X|

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. |_|

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. |_|

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. |_|

                         CALCULATION OF REGISTRATION FEE
================================================================================

Title of securities      Amount to be       Proposed          Proposed         Amount of Registration Fee
to be registered         registered (1)     maximum           maximum
                                            offering price    aggregate
                                            per share (2)     offering price

-------------------------------------------------------------------------------------------------------------------

Common Stock             2,613,085          $13.61            $35,564,086       $2,877.13

===================================================================================================================

       (1) The aggregate amount of securities registered hereunder is 2,613,085 shares of common stock issuable upon exercise of presently outstanding stock options held by executives and other employees, consultants and directors, as well as upon exercise of employee options which may be granted pursuant to our 2000 Employee Incentive Stock Option Plan and our 2003 Employee Incentive Stock Option Plan. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this registration statement covers such indeterminate additional shares of common stock to be offered or issued to prevent dilution as a result of future stock splits, stock dividends, or other similar transactions.

       (2) The fee with respect to these shares has been calculated pursuant to paragraphs (h) and (c) of Rule 457 upon the basis of $13.61, the closing sales price per share of our common stock on December 19, 2003, a date within five (5) business days prior to the date of filing of this Registration Statement, as reported on the NASDAQ National Market System.

                                EXPLANATORY NOTE

This Registration Statement contains two parts. The first part contains a prospectus to Form S-3 (in accordance with Section C of the General Instructions to Form S-8) which covers reoffers and resales by affiliates of Bio-Reference Laboratories, Inc. (the "Registrant") of shares of common stock of the Registrant issued and to be issued upon exercise of options granted pursuant to the Registrant's 1989 Employees Stock Option Plan; the Registrant's 2000 Employee Incentive Stock Option Plan; the Registrant's 2003 Employee Incentive Stock Option Plan, and Nonplan Director Options. The second part contains information required in the registration statement pursuant to Part II of Form S-8 and certain items of information not required in the prospectus pursuant to
Part II of Form S-3. Pursuant to the introductory note to Part 1 of Form S-8, the plan information specified by Part I is not being filed with the Securities and Exchange Commission.

PROSPECTUS
(FORM S-3)
                        BIO-REFERENCE LABORATORIES, INC.

                                 728,001 Shares
                          Common Stock ($.01 par value)

       BIO-REFERENCE LABORATORIES, INC. 1989 EMPLOYEES' STOCK OPTION PLAN;
                   2000 EMPLOYEE INCENTIVE STOCK OPTION PLAN;
                   2003 EMPLOYEE INCENTIVE STOCK OPTION PLAN;
                   AND NONPLAN EXECUTIVE AND DIRECTOR OPTIONS

         This prospectus relates to the possible offering and resale from time to time by certain selling shareholders of our company or their successors in interest of shares of our common stock which have been issued under, or may be acquired upon the exercise of stock options pursuant to our 1989 Employees' Stock Option Plan; our 2000 Employee Incentive Stock Option Plan; our 2003 Employee Incentive Stock Option Plan; and Nonplan Executive and Director Options (collectively the "Plans"). We will not receive any proceeds from the sale of these shares.

         The common stock may be offered and sold from time to time by the selling shareholders or by their pledgees, donees, transferees, or other successors in interest. Such sales may be made on the NASDAQ National Market System, in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The common stock may be sold by one or more of the following methods: (a) block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell portions of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") in connection with such sales. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. We will not receive any of the proceeds from the sale of these shares, although we have paid the expenses of preparing this prospectus and the related registration statement.

   AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" AT PAGE 6.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The closing sale price of our common stock on December 19, 2003, as reported on the NASDAQ National Market System was $13.61.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN AS CONTAINED HEREIN, IN CONNECTION WITH THE OFFER MADE IN THIS PROSPECTUS, AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

                         -------------------------------
              The date of this prospectus is December _____ , 2003

         We have filed a Registration Statement under the Securities Act with the Securities and Exchange Commission (the "Commission") with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Additional information concerning the securities offered hereby is to be found in the Registration Statement including various exhibits thereto, which may be inspected at the Commission's office in Washington, D.C.

                              AVAILABLE INFORMATION

         We are  subject to the  informational  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room maintained by the Commission at 450 Fifth Street NW, Washington, DC 20549 (telephone: 1-800-SEC-0330) and at the Commission's regional office located at 233 Broadway, 6th Floor, New York, NY 10279 at prescribed rates. We file our reports electronically with the Commission. The Commission maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

         Our common stock is listed for quotation on the NASDAQ National Market System and is traded under the symbol "BRLI."

DOCUMENTS INCORPORATED BY REFERENCE

         The following documents filed with the Commission (File No. 0-15266) pursuant to the Securities Act and/or the Exchange Act, are incorporated in this prospectus by reference:

         1. The description of our common stock contained in our Registration Statement filed with the Commission pursuant to
                  Section 12(g) of the Exchange Act (File No. 0-15266) declared effective on February 13, 1987 as supplemented by the description of our common stock contained in our Registration Statement on Form SB-2 (File No. 33-68678) filed with the Commission pursuant to the Securities Act and declared effective on November 23, 1993.

         2.       Annual  Report on Form 10-K for the fiscal year ended  October
                  31, 2002.

         3. The definitive Proxy Statement in connection with our annual meeting of stockholders held on July 31, 2003.

         4. Quarterly Reports on Form 10-Q for the quarterly periods ended January 31, 2003, April 30, 2003 and July 31, 2003.

         All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing thereof.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of that person, a copy of all documents incorporated by reference into the registration statement of which this prospectus is a part, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference into such documents).
Requests for such documents should be directed to Stockholder Relations, Bio-Reference Laboratories, Inc., 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407, telephone: 201-791-2600.


                               PROSPECTUS SUMMARY

         The following summary contains basic information about Bio-Reference Laboratories, Inc. and this prospectus. It may not contain all of the information that is important to you. For a more complete understanding, we encourage you to read the entire prospectus and the documents incorporated by reference in this prospectus.

         In this prospectus, the words "Bio-Reference," "Company," "we," "our" and "us" refer to Bio-Reference Laboratories, Inc.

THE COMPANY

         We currently operate a clinical laboratory in northern (Elmwood Park) New Jersey and a satellite laboratory in southeastern (Valley Cottage) New York. We offer a comprehensive list of laboratory testing services utilized by healthcare providers in the detection, diagnosis, evaluation, monitoring and treatment of diseases. Our clients include doctors, employers, clinics and governmental units.

         In addition to our clinical laboratory testing services, we operate a clinical knowledge management service through our PSIMedica business unit. We also operate a Web-based connectivity portal solution for laboratories and physicians called CareEvolve. Together with Roche Diagnostics ("Roche") we have been marketing this connectivity solution to other laboratories throughout the United States.

         Our executive offices are located at 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07407; telephone number: 201-791-2600.

THE OFFERING

Common Stock outstanding before this offering.............11, 451,028 shares (1)

Common Stock outstanding which may be offered
       pursuant to this prospectus............................466,667 shares

Common Stock issuable upon exercise of
       outstanding options which may be offered pursuant
       to this prospectus.....................................261,334 shares

NASDAQ (NMS) Symbol for Common Stock..........................        "BRLI"

Use of Proceeds ..................................We  will   not   receive   any
                                                  proceeds  from the sale of any
                                                  of  these   shares.   We  will
                                                  receive proceeds to the extent
                                                  that   currently   outstanding
                                                  options  are   exercised.   If
                                                  exercised,  we  will  use  the
                                                  exercise  proceeds for working
                                                  capital and general  corporate
                                                  purposes.

RiskFactors ......................................There    are   risks   to   an
                                                  investment in the common stock
                                                  offered  by  this  prospectus.
                                                  You should carefully  consider
                                                  the risk factors  described in
                                                  this     prospectus     before
                                                  investing.    See   the   Risk
                                                  Factors  section  for  a  more
                                                  complete   discussion  of  the
                                                  risks   associated   with   an
                                                  investment  in   Bio-Reference
                                                  common stock.

______

(1) Does not include (a) 604,078 shares reserved for issuance upon conversion of 604,078 outstanding shares of Series A Senior Preferred Stock ("Series A Preferred Stock"); (b) 257,668 shares reserved for issuance upon exercise of outstanding options granted under the 1989 Employees' Stock Option Plan; (c) 689,000 shares reserved for issuance upon exercise of outstanding options granted under the 2000 Employee Incentive Stock Option Plan; (d) 66,000 shares reserved for issuance upon exercise of options available for grant under the 2000 Employee Incentive Stock Option Plan; (e) 800,000 shares reserved for issuance upon exercise of options available for grant under the 2003 Employee Incentive Stock Option Plan; (f) 370,000 shares reserved for issuance upon exercise of options granted to various consultants including members of the Company's Scientific Advisory Board; (g) 115,750 shares reserved for issuance upon exercise of Non-Plan options granted to various employees; and (h) 48,000 shares reserved for issuance upon exercise of options granted to the Company's directors.

                                   THE COMPANY

         We currently operate a clinical laboratory in northern (Elmwood Park) New Jersey and a satellite laboratory in southeastern (Valley Cottage) New York. We believe that we are the largest independent regional clinical laboratory servicing the greater New York metropolitan area. We offer a comprehensive list of laboratory testing services utilized by healthcare providers in the detection, diagnosis, evaluation, monitoring and treatment of diseases.

         We process approximately two million requisitions each year. A requisition form accompanies a patient's specimen. It indicates the tests to be performed and the party to be invoiced for the tests. Our clients include doctors, employers, clinics, and governmental units. We have a network of over 50 patient service centers.

         In addition to our clinical laboratory testing operations, we operate a clinical knowledge management service through our PSIMedica business unit. This system uses customer data from laboratory results, pharmaceutical data, claims data, and other data sources to provide administrative and clinical decision support systems which enable our customers to provide quality and efficient healthcare to their populations.

         We also operate a Web-based connectivity portal solution for laboratories and physicians called CareEvolve. This wholly owned subsidiary is operated in conjunction with Roche. We use this portal ourselves to provide laboratory ordering and results to our physician customers. Together with Roche, we have been marketing this connectivity solution to other laboratories throughout the United States.

         We are a New Jersey corporation. We may at times refer to ourselves and our subsidiaries collectively as the "Company." We are the successor to Med-Mobile, Inc., a New Jersey corporation that was organized in 1981.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus and the documents incorporated by reference herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact included herein and therein, including without limitation, statements regarding our financial position, business strategy, products, products under development, markets, budgets and plans and objectives of management for future operations, are forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations are disclosed in statements set forth under "Risk Factors" herein and elsewhere in this prospectus and in such documents. All subsequent written and oral forward-looking statements attributable to us, or to persons on our behalf, are expressly qualified in their entirety by the Risk Factors and such other statements.

                                  RISK FACTORS

         In addition to the other information in this prospectus and in the documents incorporated by reference herein, the following risk factors should be considered carefully in evaluating our business, our financial condition and the market price for our common stock. See also "Special Note Regarding Forward-Looking Statements."

THERE ARE RISKS ASSOCIATED WITH OUR CONTINUED GROWTH

         Over the last several years, we have experienced substantial growth and have expanded our operational capabilities. We intend to further develop and expand both our core laboratory business and other products. This growth and expansion has placed, and will continue to place, a significant strain on our resources. We cannot assure that we will be able to successfully manage a continuation of the rate of growth similar to that which we have experienced in the past, should it occur.

WE HAVE EXPERIENCED FLUCTUATIONS IN OUR OPERATING RESULTS

         Our quarterly and annual operating results can be affected by a wide variety of factors, many of which are outside of our control and which have in the past and could in the future materially and adversely affect those results. These factors include the quantities and timing of specimens received, pricing pressures, reimbursement changes, availability and cost of diagnostic supplies, cost of logistic and delivery systems, changes in product mix, retention and expansion of our marketing staff, timing of payments from governmental agencies and third-party payors and the effect of adverse weather conditions. We rely principally upon our internal logistic group for pick-up and delivery of specimens. However, as we shift our product mix we have begun to rely on Federal Express, UPS and other such providers for this service. Any disruption in this service, as occurred on September 11, 2001 when the National Airspace System ("NAS") was shut down for a week, could have a material adverse effect on our operating results. As a result of these factors, our operating results may continue to fluctuate in the future.

WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION AND ENFORCEMENT

         We are a provider of healthcare services. As such, we are subject to extensive and rapidly changing federal, state and local laws and regulations governing licensure, billing practices, financial relationships, referrals, conduct of operations, purchase of existing businesses and other aspects of our business. We cannot predict the timing or impact of any changes in these laws and regulations or their interpretations by regulatory bodies, and we cannot assure that these changes will not have a material adverse effect on us.

         Current federal laws governing federal healthcare programs, as well as some state laws, regulate certain aspects of the relationship between healthcare providers, including us, and their referral sources. The Federal Anti-Kickback Law and the Stark Law generally prohibit providers and others from soliciting, offering, receiving or paying, directly or indirectly, any monies in return for either making a referral for a service or item or purchasing, ordering or leasing a service or item, and prohibits physicians from making such referrals to entities in which they have an investment interest or with which they have a compensation arrangement. Exceptions to these laws are limited. Violations are punishable by disallowance of claims, civil monetary or criminal penalties and/or exclusion from Medicare. Government authorities (both federal and state) have become more aggressive in examining laboratory billing practices, and in seeking repayments and even penalties based on how the services were billed, regardless of whether the carriers had furnished clear guidance.

         In addition, our laboratory operations are required to be licensed by, or certified under, CLIA-88, the Centers for Medicare and Medicaid Services ("CMS") which administers Medicare and Medicaid, and various state and local laws. We are also subject to federal and state laws relating to the handling and disposal of medical waste and radioactive materials, as well as to the safety and health of laboratory employees. Although we seek to structure our practices to comply with these laws and regulations, no assurances can be given regarding compliance in any given situation. The possible sanctions for failure to comply with these laws and regulations may include the denial to conduct business, significant fines and criminal penalties. Any significant fine or criminal penalty could have a material adverse effect on our financial condition. Any exclusion or suspension from participation in a CMS program, any loss of licensure or accreditation or the inability to obtain the required license would have a material adverse effect on our business.

WE ARE SUBJECT TO UNCERTAINTIES RELATED TO THIRD PARTY PAYORS

         We typically bill third party payors such as Medicare, Medicaid, governmental programs and private insurers for our services. Such third party payors are constantly negotiating prices with the goal of lowering their costs, which may result in lower profit margins for us. Reimbursement rates have been established for most, but not every service. We cannot collect from third party payors for services that these payors have not approved for reimbursement. As is common with all laboratories, there is a certain amount of variability with respect to reimbursement among third party payors. Furthermore, third party payors have, on occasion, ceased reimbursements when certain tests are ordered for patients with certain diagnoses while maintaining reimbursement when those tests are ordered for other diagnoses deemed appropriate by the carrier. In addition, Medicare or Medicaid may retroactively audit its payments to us and may determine that certain payments must be returned.

POTENTIAL HEALTHCARE REFORM MAY AFFECT OUR BUSINESS

         The public and the federal government continue to focus attention on reforming the healthcare system in the United States. Several legislative proposals have been introduced in Congress and state legislatures in recent years that would effect major reforms of the healthcare systems. In addition, CMS has made a number of proposals regarding the payment and coverage of laboratory services including the development of national coverage policies. Because of the uncertainties in regard to the nature, timing and extent of any such reimbursement changes, audits and reform initiatives, we are unable to predict the effect of these changes on us.

OUR FAILURE TO COMPLY WITH FRAUD AND ABUSE REGULATIONS WOULD ADVERSELY AFFECT OUR BUSINESS

         Medicare and Medicaid anti-kickback laws prohibit clinical laboratories from making payments or furnishing other benefits to influence the referral of tests billed to federal programs. Federal enforcement agencies (including both the Office of the Inspector General and the Federal Bureau of Investigation) liberally interpret and aggressively enforce statutory fraud and abuse provisions of these anti-kickback statutes. According to public statements made by the Department of Justice, healthcare fraud has become one of its highest priorities. Many of the anti-fraud statutes are vague or indefinite and have not been interpreted in the courts. We believe we operate lawfully within these statutes; however, we cannot predict if some of our practices may be interpreted as violating these statutes and regulations.

OUR INSURANCE COVERAGE MAY NOT BE ADEQUATE IN ALL INSTANCES OR AVAILABLE IN THE FUTURE AT ACCEPTABLE COST

         We maintain professional liability insurance of $3,000,000 per occurrence, $3,000,000 in the aggregate. In addition, we maintain excess commercial insurance of $2,000,000 per occurrence and $3,000,000 in the aggregate. We believe that our present insurance coverage is sufficient to cover currently estimated exposures, but we cannot assure that we will not incur liabilities in excess of the policy limits. Similarly, although we believe that we will be able to continue to obtain adequate insurance coverage, due to the events of September 11, 2001, we cannot assure that we will be able to do so at acceptable cost.

WE ARE  SUBJECT  TO  FINANCIAL  RISK  RELATED  TO  COLLECTION  OF  OUR  ACCOUNTS
RECEIVABLE

         All of our services are rendered pursuant to a fee list for services. We therefore assume the financial risk related to collection of these receivables such as:

         $  Delays attendant to reimbursement by third party payors

         $  Difficulties in gathering complete and accurate billing information

         $  Inability to collect accounts

         $  Long collection cycles

         There have been times when our accounts receivable have increased at a greater rate than revenue growth and, therefore, have adversely affected our cash from operations. We have taken steps to implement systems and processing changes intended to improve billing procedures and related collection results. We believe that we have made progress by reorganizing our accounts receivable and billing functions and that our allowance for doubtful accounts is adequate. However, we cannot assure that our ongoing assessment of accounts receivable will not result in the need for additional provisions. Such additional provisions, if implemented, could have a material adverse effect on our operating results.

WE FACE COMPETITION FROM NATIONAL LABORATORIES

         We operate in a business which is characterized by intense competition. Our major competitors in the New York metropolitan area, Quest Diagnostics and Laboratory Corporation of America, are large national laboratories which possess greater name recognition, larger customer bases and significantly greater financial resources and employ substantially more personnel than we do. Many of our competitors have long established relationships. We cannot give assurances that we will be able to compete successfully with such entities in the future. Our ability to attract and retain sales representatives and management may also affect our ability to compete in this marketplace.

OUR BUSINESS IS DEPENDENT ON BANK FINANCING

         We fund our operations through a line of credit under a revolving loan agreement (the "Loan Agreement") with PNC Bank. The maximum amount of this credit line available to us is the lesser of (i) $25,000,000 or (ii) 50% of our qualified accounts receivable (as defined in the Loan Agreement). At July 31, 2003, we were utilizing approximately $9,287,000 of the credit line and had approximately $11,080,000 of available unused credit under the Loan Agreement. The line of credit has been increased and extended on a number of occasions and is currently available through September 2004. Borrowings under the credit line are collateralized by substantially all of our assets as well as through the assignment to PNC Bank of a $4,000,000 face amount insurance policy on the life of the president of our company. The Loan Agreement requires us to be in compliance with various affirmative and negative covenants concerning our operations and financial condition. Among other provisions, it imposes requirements for maintaining fixed charge coverage, various financial ratios and certain insurance coverage. Although we have been able to obtain waivers from PNC Bank in the past for failure to meet certain of the covenants under the Loan Agreement, the availability of any future required waivers cannot be assured. Any failure on our part to obtain a renewal or an extension of the loan, when due, or to obtain a waiver from PNC Bank, if required, would have a material adverse effect on our business and financial condition.

WE ARE DEPENDENT ON OUR CHIEF EXECUTIVE OFFICER

         Our success is substantially dependent on the efforts and abilities of Marc D. Grodman M.D., our founder, president and chief executive officer. Dr. Grodman's employment contract expires in October 2004 and there can be no assurance that it will be extended or renewed at such time. We maintain a $4,000,000 "key-man" life insurance policy on Dr. Grodman's life payable to the Company in the event of his death. The policy has been assigned to PNC Bank as collateral to secure borrowings under our credit line. The unavailability of Dr. Grodman, whether as a result of his death, disability or otherwise, could have a material adverse effect upon our business.

WE ARE CONTROLLED BY CURRENT MANAGEMENT THROUGH STOCK OWNERSHIP AND A STAGGERED BOARD OF DIRECTORS

         At July 31, 2003, our officers and directors were the beneficial owners of approximately 33% of the outstanding shares of our common stock. As a result, they will for all practical purposes control the election of our directors and will have the ability to control our affairs. Our Certificate of Incorporation provides for a staggered board of directors (the "Board") pursuant to which the Board is divided into three classes of directors and the members of only one class (or one-third of the Board) are elected each year to serve a three-year term. A director is removable only for cause by a vote of the holders of 80% of the common stock. This provision will make it more difficult to change majority control of the Board and may discourage attempts by third parties to make a tender offer or otherwise obtain control of the Company even if such an attempt would be beneficial to the Company and its shareholders.

OUR SUPER-MAJORITY VOTING REQUIREMENT FOR CERTAIN CORPORATE TRANSACTIONS AND OUR RIGHTS PLAN INHIBIT TENDER OFFERS AND TAKEOVER ATTEMPTS

         Our Certificate of Incorporation requires approval of the holders of 80% of the outstanding shares of our common stock for any merger, consolidation or sale of assets or other acquisition of the Company not approved by the Board. This provision may discourage a tender offer for all or part of our common stock and may also prevent temporary fluctuations in the market price of our common stock which often result from actual or rumored takeover attempts. We have also established a Rights Plan to discourage hostile acquisitions of control of the Company. Although it is intended to prevent a purchase of control or an acquisition of the Company at an inadequate price, the existence of the Plan also discourages takeover attempts. These provisions should be considered in light of our staggered board of directors which may also have an anti-takeover effect.

THE MARKET PRICE OF OUR COMMON STOCK IS SUBJECT TO VOLATILITY

         There is a history of volatility in the market price for shares of companies in the healthcare marketplace, including shares of our common stock. Factors such as fluctuations in our quarterly revenues and operating results, announcements of new innovations or services by us or our competitors, changes in third party payment policies and government regulations have in the past and may in the future have an effect on the market price of our common stock.

ADDITIONAL AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK AVAILABLE FOR ISSUANCE MAY ADVERSELY AFFECT THE MARKET FOR OUR COMMON STOCK

         We are authorized to issue 35,000,000 shares of common stock and 1,666,667 shares of preferred stock. As of September 30, 2003, there were 11,451,028 shares of common stock and 604,078 shares of Series A Preferred Stock issued and outstanding. An additional 3,000 shares of preferred stock has been designated under our Rights Plan as Series A Junior Participating Preferred Stock but has not been issued. The total number of shares of issued and outstanding common stock does not include shares of common stock reserved for issuance upon conversion of the outstanding Series A Preferred Stock on a share for share basis; upon exercise of outstanding options and upon exercise of options which may be granted in the future under our

2000 and our 2003 Employee Incentive Stock Option Plans. We have reserved 604,078 shares of our common stock for issuance upon conversion of our outstanding Series A Preferred Stock and 1,480,418 shares of our common stock for issuance upon exercise of outstanding stock options. A total of 1,600,000 shares of common stock were reserved for issuance upon exercise of options under our 2000 and 2003 Employee Incentive Stock Option Plans. Options to purchase an aggregate 689,000 shares are outstanding under the 2000 Employee Incentive Stock Option Plan and options granted under the 2000 Plan to purchase an additional 45,000 shares have been exercised. No options have been issued to date under the 2003 Plan. An additional 257,668 shares are reserved for issuance upon exercise of outstanding options granted pursuant to the 1989 Employees' Stock Option Plan. The 1989 Employees Stock Option Plan terminated in July 1999 so that no further options can be granted under that Plan. Another 48,000 shares of common stock are reserved for issuance upon exercise of options previously granted to our six directors. In addition, an aggregate 115,750 shares of common stock are reserved for issuance upon exercise of options previously granted (but not pursuant to the above Stock Option Plans) to various employees and an aggregate 370,000 shares of common stock are reserved for issuance upon exercise of options previously granted (but not pursuant to the Plans) to various consultants including four members of our Scientific Advisory Board.

         Conversion of the outstanding convertible preferred stock and exercise of the options (collectively the "convertible securities"), will reduce the percentage of common stock held by our public stockholders. Further, the terms on which we could obtain additional capital during the life of the convertible securities may be adversely affected, and it should be expected that the holders of the convertible securities would convert or exercise them at a time when we would be able to obtain equity capital on terms more favorable to the Company than those provided for by such convertible securities. As a result, any issuance of additional shares of common stock may cause our current shareholders to suffer significant dilution which may adversely affect the market for our common stock.

         In addition to the above-referenced shares of common stock which may be issued without shareholder approval, we have 1,059,589 shares of authorized but undesignated and unreserved preferred stock, the terms of which may be fixed by our board of directors. We presently have no present plans to issue any additional shares of preferred stock. However, our board of directors has the authority, without shareholder approval, to create and issue one or more series of such preferred stock and to determine the voting, dividend and other rights of holders of such preferred stock. The issuance of any such series of preferred stock could have an adverse effect on the holders of our common stock.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK

         Of the 11,451,028 shares of common stock held by our present stockholders (as of September 30, 2003), approximately 3,130,000 shares may be available for public sale by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of shares which does not exceed the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume of the common stock during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without limitation, by a person who is not an affiliate of Bio-Reference and who has satisfied a two-year holding period. Any substantial sales of common stock pursuant to Rule 144 could have an adverse effect on the market price of our common stock.

LIABILITY OF OUR DIRECTORS AND OFFICERS IS LIMITED

         Our Certificate of Incorporation and our By-laws provide that we shall indemnify our directors and our officers to the extent permitted by the New Jersey Business Corporation Act. As a result, stockholders may have limited rights to recover against our directors and our officers for breach of fiduciary duty.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WE HAVE NO HISTORY OF PAYING DIVIDENDS ON OUR COMMON STOCK

         We have not paid any dividends with respect to our common stock since our inception and do not contemplate or anticipate paying any dividends in the foreseeable future. Furthermore, our loan agreement with PNC Bank prohibits us from paying dividends or making any distributions with respect to any shares of our stock without the prior written consent of the Bank.

                                 USE OF PROCEEDS

         The shares which may be sold under this prospectus will be sold for the respective accounts of each of the selling shareholders. Accordingly, we will not realize any proceeds from the sale of the shares, except that we will receive proceeds to the extent that currently outstanding options are exercised. If exercised, such funds will be available to us for working capital and general corporate purposes. No assurance can be given, however, as to when or if any or all of the options will be exercised. All expenses of the registration of the shares will be paid for by us. See "Selling Shareholders" and "Plan of Distribution."

                              SELLING SHAREHOLDERS

         The following table sets forth the name and relationship to the Company of each selling shareholder and the number of shares of common stock which such selling shareholder (1) owned beneficially as of October 31, 2003; (2) may acquire pursuant to previously granted options pursuant to the Plan; (3) may offer pursuant to this prospectus and (4) will own after the offering (assuming sale of the shares which may be offered hereby)


                                                                       SHARES OF             PERCENTAGE OF
                                                                       COMMON STOCK          OUTSTANDING COMMON
                                                                       OWNED AFTER           STOCK BENEFICIALLY
                             COMMON STOCK        MAXIMUM NUMBER OF     OFFERING ASSUMING     OWNED AFTER OFFERING
                             BENEFICIALLY        SHARES                SALE OF MAXIMUM       ASSUMING SALE OF
                             OWNED AT            OF COMMON STOCK       NUMBER OF SHARES      MAXIMUM NUMBER OF
SELLING SHAREHOLDER          OCTOBER 31,         WHICH CAN BE          WHICH CAN BE          SHARES WHICH CAN BE
                             2003                OFFERED HEREUNDER     OFFERED HEREUNDER     OFFERED HEREUNDER
---------------------------- ------------------- --------------------- --------------------- ------------------------
MARC D. GRODMAN M.D.          1,672,846 shs (1)     304,000 shs (7)      1,368,846 shs                 11.4 %
President, Chief Executive
Officer, Chairman of the
Board, Director

MORTON L. TOPFER              1,413,200 shs (2)      12,000 shs          1,401,200 shs                 12.2 %
Vice Chairman of the
Board, Director

HOWARD DUBINETT                 481,001 shs (3)     217,334 shs            263,667 shs                  2.3 %
Executive Vice President,
Chief Operating Officer,
Director

SAM SINGER                      366,667 shs (4)     170,667 shs (8)        196,000 shs                  1.7 %
Vice President, Chief
Financial and Accounting
Officer, Director

GARY LEDERMAN                    37,200 shs (5)      12,000 shs             25,200 shs          Less than 1 %
Director

JOHN ROGLIERI M.D.               52,000 shs (6)      12,000 shs             40,000 shs          Less than 1 %
Director


______________
       (1) Includes 895,101 shares owned directly, 549,678 shares issuable upon conversion of Series A Preferred Stock and 4,000 shares issuable upon exercise of options. Also includes 121,667 shares owned directly and 54,400 shares issuable upon conversion of Series A Preferred Stock owned by Dr. Grodman's wife, Pam Grodman, and 48,000 shares owned by their minor children. Dr. Grodman disclaims beneficial ownership of these 224,067 shares.

       (2) Includes an aggregate 1,401,200 shares owned individually or by CastleTop Capital Management LP of which Morton L. Topfer is the Managing Director; and 12,000 shares issuable upon exercise of options.

       (3) Includes 263,667 shares owned directly, and 217,334 shares issuable upon exercise of options.

       (4) Includes 356,667 shares owned directly, 4,000 shares issuable upon exercise of options and 6,000 shares owned directly by children who share Mr. Singer's household. Mr. Singer disclaims beneficial ownership of these 6,000 shares.

       (5) Includes 25,200 shares owned directly and 12,000 shares issuable upon exercise of options.

       (6) Includes 40,000 shares owned directly and 12,000 shares issuable upon exercise of options.

       (7)  Includes 300,000 shares purchased upon exercise of options.

       (8)  Includes 166,667 shares purchased upon exercise of options.

         There are an aggregate 866,000 additional shares of common stock reserved for issuance upon exercise of options which may be granted in the future under the 2000 Employee Incentive Stock Option Plan and the 2003 Employee Incentive Stock Option Plan. Although options may be granted under the two Plans to key employees of the Company including the three executive officers, Dr.
Grodman and Messrs. Dubinett and Singer, there are no current plans to grant options to any of such individuals. The foregoing table does not assume the grant of additional options to any of the individuals listed therein.

                              PLAN OF DISTRIBUTION

         The securities covered by this prospectus may be sold from time to time by the selling shareholders, or by pledgees, transferees or other successor in interest, on the NASDAQ National Market System (or such other exchange on which the securities are listed at the time of sale), in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in privately negotiated transactions. The securities may be sold by various methods, including, but not limited to one or more of the following; (a) directly in a privately negotiated transaction; (b) a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (c) purchased by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus; (d) an exchange transaction in accordance with the rules of such exchange; and (e) ordinary broker's transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Alternatively, the selling shareholders may from time to time offer the securities through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or the purchasers of securities for whom they may act as agents. In addition, any of the securities which qualify for sale pursuant to Rule 144 under the Securities Act, or otherwise pursuant to an applicable exemption under the Securities Act, may be sold other than pursuant to this prospectus.

         The selling shareholders and any such underwriters, dealers or agents that participate in the distribution of securities may be deemed to be underwriters, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. The securities may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the selling shareholders or by an agreement between the selling shareholders and underwriters or dealers. Brokers or dealers acting in connection with the sale of the securities contemplated by this prospectus may receive fees or commissions in connection therewith.

         At the time a particular offer of securities is made, to the extent required, a supplement to this prospectus will be distributed which will identify and set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for securities purchased from the selling shareholders, and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, including the proposed selling price to the public. Such supplement to this prospectus and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the securities. Bio-Reference will pay all of the expenses incident to the registration and certain other expenses related to this offering with respect to the securities, other than underwriting commissions and discounts, normal commission expenses and brokerage fees, applicable transfer taxes and attorney's fees of selling shareholders' counsel.

         Upon Bio-Reference being notified by any selling shareholders that any material arrangement has been entered into with a broker-dealer for the sale of securities through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus.

         Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this prospectus.

         Under applicable rules and regulations under the Securities Act, any person engaged in a distribution of the securities may not enter bids to purchase, purchase or engage in similar trading or market making activities with respect to the securities for a period commencing one business day prior to the commencement of such distribution and ending with the completion of such distribution. In addition, and without limiting the foregoing, the selling shareholders and any person participating in the distribution of the securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales of the securities by the selling shareholders. All of the foregoing may affect the marketability of the securities.

         In order to comply with certain states' securities laws, if applicable, the securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the securities may not be sold unless the securities have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

         There can be no assurance that the selling shareholders will sell any or all of the securities offered by them hereby.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of common stock offered hereby will be passed upon for the Company by Tolins & Lowenfels, A Professional Corporation, 747 Third Avenue, New York, NY 10017. Members of the firm of Tolins & Lowenfels are the owners of an aggregate 6,668 shares of the Company's common stock.

                                     EXPERTS

         The financial statements of the Company incorporated in this prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2002 have been so incorporated in reliance upon the report of Moore Stephens, P.C., independent certified public accountants, given on their authority as experts in accounting and auditing.

--------------------------------------   ---------------------------------------
--------------------------------------   ---------------------------------------

NO PERSON HAS BEEN  AUTHORIZED TO GIVE
ANY   INFORMATION   OR  TO  MAKE   ANY
REPRESENTATIONS,   OTHER   THAN  THOSE
CONTAINED  IN  THIS   PROSPECTUS,   IN
CONNECTION   WITH  THE  OFFERING  MADE               728,001 SHARES
HEREBY,  AND,  IF GIVEN OR MADE,  SUCH
INFORMATION OR REPRESENTATION MUST NOT                BIO-REFERENCE
BE   RELIED   UPON  AS   HAVING   BEEN             LABORATORIES, INC.
AUTHORIZED BY THE COMPANY OR ANY OTHER
PERSON.  NEITHER THE  DELIVERY OF THIS                COMMON STOCK
PROSPECTUS NOR ANY SALE MADE HEREUNDER
SHALL UNDER ANY  CIRCUMSTANCES  CREATE
ANY IMPLICATION THAT THERE HAS BEEN NO
CHANGE IN THE  AFFAIRS OF THE  COMPANY
SINCE THE DATE HEREOF. THIS PROSPECTUS
DOES NOT  CONSTITUTE  AN OFFER TO SELL
OR A  SOLICITATION  OF AN OFFER TO BUY
ANY   SECURITIES   OFFERED  HEREBY  BY
ANYONE  IN ANY  JURISDICTION  IN WHICH
SUCH  OFFER  OR  SOLICITATION  IS  NOT
AUTHORIZED  OR  IN  WHICH  THE  PERSON
MAKING SUCH OFFER OR  SOLICITATION  IS
NOT  QUALIFIED  TO DO  SO  OR  TO  ANY
PERSON TO WHOM IT IS  UNLAWFUL TO MAKE
SUCH OFFER OR SOLICITATION.


            ---------------
           TABLE OF CONTENTS                           ----------
            ---------------                       P R O S P E C T U S
                                                       ----------

Available Information................2
Documents Incorporated by Reference..2
Prospectus Summary...................3
The Company..........................5
Risk Factors.........................6
Use of Proceeds.....................12
Selling Shareholders................13
Plan of Distribution................14
Legal Matters.......................15             DECEMBER , 2003
Experts.............................16


--------------------------------------   ---------------------------------------
--------------------------------------   ---------------------------------------

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3 (FORM S-8) DOCUMENTS INCORPORATED BY REFERENCE

         The following documents filed with the Commission pursuant to the Exchange Act are incorporated herein by reference:

         The description of the Registrant's common stock contained in its Registration Statement filed with the Commission pursuant to Section 12(g) of the Exchange Act (File No. 0-15266) declared effective on February 13, 1987 as supplemented by the description of the Registrant's common stock contained in its Registration Statement on Form SB-2 (File No. 33-68678) filed with the Commission pursuant to the Securities Act and declared effective on November 23, 1993.

         1.       Annual  Report on Form 10-K for the fiscal year ended  October
                  31, 2002.

         2.       The  definitive   Proxy   Statement  in  connection  with  the
                  Registrant's annual meeting of stockholders held on July 31, 2003.

         3. Quarterly Reports on Form 10-Q for the quarterly periods ended January 31, 2003, April 30, 2003 and July 31, 2003.

         All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Registration Statement and the prospectus and to be a part of this Registration Statement and the prospectus from the date of filing thereof.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement and the prospectus.

ITEM 4 (FORM S-8): DESCRIPTION OF SECURITIES

         The description of the Registrant's common stock contained in its Form 8-A registration statement filed with the Commission pursuant to Section 12(g) of the Exchange Act (File No. 0-15266) declared effective on February 13, 1987 as supplemented by the description of the Registrant's common stock contained in its Registration Statement on Form SB-2 (File No. 33-68678) filed with the Commission pursuant to the Securities Act and declared effective on November 23, 1993 is hereby incorporated by reference.

ITEM 5 (FORM S-8): INTERESTS OF NAMED EXPERTS AND COUNSEL

         The financial statements of the Registrant incorporated in this prospectus by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 2002 have been so incorporated in reliance upon the report of Moore Stephens, P.C. independent certified public accountants, given on their authority as experts in accounting and auditing.

         The validity of the issuance of the shares of common stock offered hereby will be passed upon for the Company by Tolins & Lowenfels, A Professional Corporation, 747 Third Avenue, New York, NY 10017. Members of the firm of Tolins & Lowenfels are the owners of an aggregate 6,668 shares of the Registrant's common stock.

ITEM 14 (FORM S-3): OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Securities and Exchange Commission registration fee      $  2,877.13
         Blue Sky fees and expenses                                  7,500.00(a)
         Printing expenses                                           5,000.00(a)
         Legal fees and expenses                                    25,000.00(a)
         Accounting fees and expenses                                2,500.00(a)
         Miscellaneous                                               2,122.87(a)
                                                               -----------------

                                          Total                   $ 45,000.00

         ___________________
         (a) Estimated



ITEM 6 (FORM S-8) AND ITEM 15 (FORM S-3): INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section l4A:3-5(2) of the Business Corporation Act of the State of New Jersey (the "Business Corporation Act") provides, in general, that a corporation shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not in itself create a presumption that such corporate agent did meet the applicable standards of conduct set forth in paragraphs (a) and (b) above.

         Section l4A:3-5(3) of the Business Corporation Act provides, in general, that a corporation shall have power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason for his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding, no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

         Section 14A:3-5(4) of the Business Corporation Act provides, in general, that a corporation shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in subsections 14A:3-5(2) and l4A:3-5(3) or in defense of any claim, issue or matter therein.

         Section 14A:3-5(9) of the Business Corporation Act provides, in general, that a corporation shall have power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the corporation would have the power to indemnify him against such expenses and liabilities under the provisions of this section.

         The Registrant's Certificate of Incorporation and its By-laws provide that it shall indemnify its directors and its officers to the extent permitted by the New Jersey Business Corporation Act. As a result, stockholders may have limited rights to recover against the Registrant's directors and officers for breach of fiduciary duty.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7 (FORM S-8): EXEMPTION FROM REGISTRATION CLAIMED

         All shares of common stock registered hereunder for reoffer or resale, have been or will be issued upon exercise of options granted pursuant to the Registrant's 1989 Employee Stock Option Plan, its 2000 and its 2003 Employee Incentive Stock Option Plans and its Non-Plan Executive, Consultant and Director Options. The options are non-transferable and the underlying shares were and will be issued in transactions not involving a public offering. Upon exercise of an option, the optionee is required to execute an investment undertaking, a restrictive legend is placed on the certificate for the shares of common stock purchased and transfer stops are placed against such certificate. Such shares may only be reoffered and sold pursuant to registration under the Securities Act or pursuant to an applicable exemption under the Act. As a result such offers and sales are exempt from the registration requirements of the Securities Act pursuant to the provisions of Section 4(2) of the Act.

ITEM 8 (FORM S-8) AND ITEM 16 (FORM S-3): EXHIBITS

                                       Incorporated by
Exhibit No.              Item                 Reference to
-----------  ----------------------------     ------------

3.1*            Amended and restated Certificate of Incorporation     (A)
                dated November 15, 1989

3.1.1*          Amendment to Certificate of Incorporation dated       (B)
                October 4, 1991 (authorizing one-for-ten reverse stock split)

3.1.2*          Amendment to Certificate of Incorporation dated       (C)
                August 23, 1993 (authorizing one-for-three reverse stock split)

3.1.3* Amendment to Certificate of Incorporation dated March 23, (E) 1998 (creating Series A Senior Preferred Stock)

3.1.4* Amendment to Certificate of Incorporation dated March 31, (E) 1998 (creating Series A Junior Participating Preferred Stock)

3.1.5 Amendment to Certificate of Incorporation dated September 22, 2003 (increasing authorized shares of common stock to 35,000,000 shares)

3.2*       By-laws                         (D)

4.1*       Form of Common Stock Certificate, $.01 par value     (C)

5.1             Opinion of Tolins & Lowenfels P.C.

10.5*      The Registrant's 1989 Employees' Stock Option Plan   (B)

10.5.1*    The Registrant's 2000 Employee Incentive Stock Option Plan  (F)

10.5.2          The Registrant's 2003 Employee Incentive Stock Option Plan

23.1       Consent of Moore Stephens, P.C. (included on page II-6)

23.2            Consent of Tolins & Lowenfels, P.C. (included in Exhibit 5.1)

______
    The exhibits designated above with an asterisk (*) have previously been filed with the Commission and, pursuant to 17 C.F.R. ss.ss.201.24 and 240.12b-32, are incorporated by reference to the documents as indicated below.

    (A) Incorporated by reference to exhibit filed with the Registrant's Registration Statement on Form S-1 (File No.33-31360).

    (B) Incorporated by reference to exhibit filed with Registrant's annual report on Form 10KSB for the year ended October 31, 1992.

    (C) Incorporated by reference to exhibit filed with the Registrant's Registration Statement of Form SB-2 (File No. 33-69678).

    (D) Incorporated by reference to exhibit filed with the Registrant's Registration Statement on Form S-18 (File No. 33-5048-NY).

    (E) Incorporated by reference to exhibit filed with the Registrant's annual report on Form 10-K for the year ended October 31, 1999.

    (F) Incorporated by reference to exhibit filed with the Registrant's annual report on Form 10-K for the year ended October 31, 2000.

ITEM 9 (FORM S-8) AND ITEM 17 (FORM S-3): UNDERTAKINGS

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement of Bio-Reference Laboratories, Inc (the "Registrant") on Form S-8 and Form S-3 of our report dated December 6, 2002 on the financial statements of the Registrant as at October 31, 2002. We also consent to the reference to our firm under the caption "Experts" included in the Registration Statement.


                                           Moore Stephens, PC

         Cranford, New Jersey
         December 22, 2003

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmwood Park, New Jersey on December 22, 2003.

                         BIO-REFERENCE LABORATORIES, INC.



                         By     S/ Marc D. Grodman
                           ----------------------------------------
                             Marc D. Grodman, M.D.S
                             President, Principal Executive Officer



                         By     S/ Sam Singer
                           ----------------------------------------
                             Sam Singer
                             Vice President, Principal Financial
                                and Accounting Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8/S-3 has been signed by the following persons in the capacities and on the dates indicated.

Name                         Title                       Signature
-----------                  -----------                 -----------------

Marc D. Grodman, M.D.        Chairman of the Board,      S/ Marc D. Grodman
Dated: December 22, 2003     President and Director      -----------------------

Howard Dubinett              Executive Vice President    S/ Howard Dubinett
Dated: December 22, 2003       Director                  -----------------------

Sam Singer                   Vice President              S/ Sam Singer
Dated: December 22, 2003       Director                  -----------------------

Gary Lederman                Director                    S/ Gary Lederman
Dated: December 22, 2003                                 -----------------------

John Roglieri, M.D.          Director                    S/ John Roglieri
Dated: December 22, 2003                                 -----------------------

Morton Topfer                Vice Chairman of            S/ Morton Topfer
Dated: December 22, 2003     the Board, Director         -----------------------

                                 Exhibit Index

3.1.5 Amendment to Certificate of Incorporation dated September 22, 2003 (increasing authorized shares of common stock to 35,000,000 shares)

5.1             Opinion of Tolins & Lowenfels P.C.

10.5.2          The Registrant's 2003 Employee Incentive Stock Option Plan